Exhibit 1.1

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2023-1

(Issuer)

CAPITAL ONE AUTO RECEIVABLES, LLC

(Depositor)

CAPITAL ONE, NATIONAL ASSOCIATION

(Sponsor and Servicer)

Class A-1 4.900% Auto Loan Asset Backed Notes

Class A-2 5.20% Auto Loan Asset Backed Notes

Class A-3 4.87% Auto Loan Asset Backed Notes

Class A-4 4.76% Auto Loan Asset Backed Notes

UNDERWRITING AGREEMENT

February 13, 2023

J.P. Morgan Securities LLC,

as a Representative of the Several

Underwriters

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Billy Wong

BofA Securities, Inc.,

as a Representative of the Several

Underwriters

One Bryant Park, 11th Floor

New York, New York 10036

Attention: Lauren Burke Kohr

Citigroup Global Markets Inc.,

as a Representative of the Several

Underwriters

388 Greenwich Street – Trading, 6th Floor

New York, New York 10013

Attention: Casey Furillo

Ladies and Gentlemen:

Section 1. Introductory. Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Seller” or “Depositor”), and Capital One, National Association, a national banking association (the “Bank”), confirm their agreement with J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. (the “Representatives”), as representatives of the several underwriters (the “Underwriters”) listed in Section 2 of the Terms Exhibit attached hereto as Exhibit A (the “Terms Exhibit”) as follows:

Capital One Prime Auto Receivables Trust 2023-1, a Delaware statutory trust (the “Issuer”), will issue the notes specified in Section 1 of the Terms Exhibit (the “Issued Notes”) pursuant to the Indenture, to be dated as of the Closing Date (the “Indenture”), between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”). The Seller proposes to sell to the Underwriters a portion of the Issued Notes in the amounts specified in Section 3 of the Terms Exhibit (the “Notes”).

The assets of the Issuer (the “Trust Estate”) consist of all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale Agreement, to be dated as of the Closing Date (the “Sale Agreement”), by and among the Seller and the Issuer, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) the Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the Indenture or the Servicing Agreement, to be dated as of the Closing Date (the “Servicing Agreement”), among the Issuer, the Bank, as servicer, and the Indenture Trustee, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, (iv) the rights of the Seller, as buyer, under the Purchase Agreement, to be dated as of the Closing Date (the “Purchase Agreement”), between the Bank and the Seller (including the representations and warranties of the Bank therein) and the Assignment executed by the Bank pursuant to the Purchase Agreement, (v) the rights of the Issuer under the Sale Agreement, the Assignment pursuant to the Sale Agreement and the Servicing Agreement, (vi) the rights of the Issuer under the Administration Agreement, to be dated as of the Closing Date (the “Administration Agreement”), among the Bank, as administrator, the Issuer and the Indenture Trustee and (vii) all proceeds of the foregoing. The Issued Notes will be collateralized by the Trust Estate.

The Receivables and related property will be conveyed to the Seller by the Bank pursuant to the Purchase Agreement and will be conveyed to the Issuer by the Seller pursuant to the Sale Agreement.

The Receivables will be subject to review, in certain circumstances, by Clayton Fixed Income Services LLC, as assets representations reviewer (the “Asset Representations Reviewer”), for compliance with certain of the representations and warranties made about the Receivables, pursuant to and in accordance with an Asset Representations Review Agreement, to be dated as of the Closing Date (the “Asset Representations Review Agreement”), among the Bank, as servicer, the Issuer, and the Asset Representations Reviewer.

The terms of the Notes are set forth in the Registration Statement (as defined below) and the related Prospectus (as defined below).

Capitalized terms used herein but not defined herein or in the Terms Exhibit shall have the meanings given such terms in Appendix A to the Sale Agreement.

The Seller has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form SF-3 (No. 333-260710), including a form of prospectus, relating to the offering of asset-backed notes. The registration statement as amended was declared effective by the Commission on April 18, 2022, and remains effective as of the date hereof. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, such amendment has been declared effective by the Commission. Such registration statement, as amended as of the effective date, including the form of prospectus and all material incorporated by reference therein and including all information deemed to be part of the registration statement as of the effective date pursuant to Rule 430D under the Act, is referred to in this Agreement as the “Registration Statement.” For purposes of this Agreement, the “effective date” means the later of (a) the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or (b) the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of the Registration Statement pursuant to Rule 430D under the Act.

Prior to the time the first Contract of Sale (as defined in Section 5(g) hereof) for the Notes (such time, the “Time of Sale”), the Seller has prepared a Preliminary Prospectus, dated February 7, 2023 (subject to completion), and the Ratings Issuer Free Writing Prospectus (as defined below). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent Preliminary Prospectus relating to the Notes (as amended or supplemented, if applicable), which has been prepared and delivered by the Seller to the Underwriters in accordance with the provisions hereof. The Preliminary Prospectus, together with the Registration Statement (including the form of Prospectus), the Ratings Issuer Free Writing Prospectus (only when taken together with the Preliminary Prospectus or the Prospectus, as applicable), and each Road Show (as defined below) is hereinafter referred to as the “Time of Sale Information.”

The Seller proposes to file with the Commission, pursuant to Rule 424(b) under the Act (“Rule 424(b)”), a final prospectus relating to the Notes (such final prospectus, in the form most recently revised and filed with the Commission pursuant to Rule 424(b), together with any amendment or supplement thereto, is hereinafter referred to as the “Prospectus”). The Preliminary Prospectus, together with the Registration Statement (including the form of Prospectus), the Prospectus and the Ratings Issuer Free Writing Prospectus (only when taken together with the Preliminary Prospectus or the Prospectus, as applicable), is hereinafter referred to as the “Disclosure Materials.”

Pursuant to this Agreement and the Terms Exhibit, which is incorporated by reference herein (this Agreement including such Terms Exhibit if the context so requires, the “Agreement”), and subject to the terms hereof, the Seller agrees to sell the Notes to the Underwriters named in such Terms Exhibit.

Section 2. Representations and Warranties of the Bank. The Bank represents and warrants to each Underwriter as of the date hereof and as of the Closing Date (unless otherwise specified) as follows:

(a) The Bank is a national banking association validly subsisting under the laws of the United States and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Bank has obtained all necessary licenses, consents, approvals, or order of, or filing with, any United States governmental agency or authority or any United States federal court in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents.

(b) The execution, delivery and performance by the Bank of this Agreement and each Transaction Document to which it is a party, the issuance of the Issued Notes, the sale of the Notes, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Bank. Neither the execution and delivery by the Bank of such instruments, nor the performance by the Bank of the transactions herein or therein contemplated, nor the compliance by the Bank with the provisions hereof or thereof, will (i) contravene or constitute a default under (A) any applicable order, law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of such agreements or which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Bank’s ability to perform its obligations under, the Transaction Documents), or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the Bank’s property pursuant to the terms of any such material agreement, contract, order or other instrument.

(c) The Bank has duly executed and delivered this Agreement and, as of the Closing Date, has duly executed and delivered each Transaction Document to which it is a party.

(d) The Bank has authorized the conveyance of the Receivables and the other related property to the Seller.

(e) Complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Bank for the year ended December 31, 2022, as submitted to the Governors of the Federal Reserve System by the Bank, are publicly available through https://cdr.ffiec.gov/public/ManageFacsimiles.aspx. Except as set forth in or contemplated in the Preliminary Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Bank since December 31, 2022.

(f) Each Transaction Document to which the Bank is a party constitutes a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and the rights of creditors of national banking associations, as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or in the event of any moratorium or similar occurrence affecting the Seller and to general principles of equity.

(g) Neither the Seller nor the Issuer is now, and following the issuance of the Issued Notes, neither will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and, although there may be additional exclusions or exemptions available to the Issuer, the Issuer will rely on the exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) of the 1940 Act. The Issuer is structured so as not to constitute a “covered fund” as defined in the final regulation issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(h) As of the Closing Date, the representations and warranties (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Documents) of the Bank in the Transaction Documents to which it is a party are true and correct in all material respects.

(i) The Bank has provided a written representation to each of the Hired NRSROs (as defined below), which satisfied the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended (the “17g-5 Representation”). The Bank has complied and caused the Seller to comply, and will continue to comply and to cause the Seller to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation (i) that would not have a material adverse effect on the Notes or (ii) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 5(h) or Section 5(i) hereof.

(j) Neither the Bank nor the Seller has engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes, other than a nationally recognized independent accounting firm acceptable to the Representatives (the “Accounting Firm”). The Depositor obtained a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)), prepared by the Accounting Firm entitled “Report of Independent Accountants on Applying Agreed-Upon Procedures”, dated February 3, 2023 (the “Accountant’s Due Diligence Report”), and neither the Bank nor the Seller has received any “third-party due diligence report” (as defined in Rule 15Ga-2) other than the Accountant’s Due Diligence Report.

(k) The Bank has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “majority owned affiliate” (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”). On the Closing Date, the Bank or a Majority-Owned Affiliate of the Bank will retain an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) equal to at least 5% of each class of “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Transaction Documents (such interest, the “Retained Interest”), determined as of the Closing Date. The Preliminary Prospectus contains all of the required disclosures under 17 C.F.R. §246.4(c)(2).

Section 3. Representations, Warranties and Covenants of the Seller. The Seller represents, warrants and covenants to each Underwriter as of the date hereof and as of the Closing Date (unless otherwise specified) as follows:

(a) The Registration Statement, including the form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the offering of the Notes has been filed with the Commission and the Registration Statement, as amended, has become effective and remains effective, and the conditions to the use of such Registration Statement, as set forth in the General Instructions to Form SF-3, and the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement;

(b) As of the Closing Date, the Disclosure Materials, except with respect to any modification to which the Representatives have agreed in writing, shall be in all substantive respects in the form furnished to the Representatives before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Disclosure Materials that have previously been furnished to the Representatives) as the Seller has advised the Representatives, before such time, will be included or made therein;

(c) (A) On the effective date of the Registration Statement, the Registration Statement (1) complied in all material respects with the applicable requirements of the Act and (2) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of its date, the Prospectus (1) complied in all material respects with the applicable requirements of the Act and (2) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the Closing Date, the Registration Statement and the Prospectus (1) will comply in all material respects with the applicable requirements of the Act and (2) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Seller makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined below);

(d) (A) The Time of Sale Information, did not, as of the respective dates of the components thereof and at the Time of Sale, and will not, on the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus) and (B) the Preliminary Prospectus (when taken together with the Ratings Issuer Free Writing Prospectus), did not, as of the Time of Sale, and will not, on the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that the Seller makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined below); and

(e) Other than the Time of Sale Information and the Prospectus, the Seller (including its co-registrants, agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than any issuer free writing prospectus, as defined in Rule 433(h) under the Act, approved in advance by the Underwriters and filed by the Seller or any of its co-registrants with the Commission in accordance with Rule 433 under the Act on or about February 8, 2023 (the “Ratings Issuer Free Writing Prospectus”), which discloses the ratings issued on the Notes by the nationally recognized statistical rating organizations hired by the Bank to rate the Notes (the “Hired NRSROs”).

(f) The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Seller has obtained all necessary licenses, consents, approvals, or order of, or filing with, any United States governmental agency or authority or any United States federal court in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(g) The execution, delivery and performance by the Seller of this Agreement and each Transaction Document to which it is a party, the issuance of the Issued Notes, the sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of the Seller. Neither the execution and delivery by the Seller of such instruments, nor the performance by the Seller of the transactions herein or therein contemplated, nor the compliance by the Seller with the provisions hereof or thereof, will (i) contravene or constitute a default under (A) any applicable order, law, rule, regulation, judgment or decree, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of such agreements or which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents), or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s property pursuant to the terms of any such material agreement, contract, order or other instrument.

(h) The Seller has duly executed and delivered this Agreement and, as of the Closing Date, each of the Seller and the Issuer has duly executed and delivered each Transaction Document to which it is a party.

(i) The Seller has authorized the conveyance of the Receivables and other related property to the Issuer.

(j) The Issued Notes, when validly issued pursuant to the Indenture, and the Notes, when sold to the Underwriters pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each Transaction Document to which the Seller is a party will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general, as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Seller or in the event of any moratorium or similar occurrence affecting the Seller and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization and issuance of the Issued Notes pursuant to the Indenture and the sale of the Notes pursuant to this Agreement have been or will be taken or obtained on or before the Closing Date.

(k) Neither the Seller nor the Issuer is now, and following the issuance of the Issued Notes, neither will be, required to be registered under the 1940 Act and, although there may be additional exclusions or exemptions available to the Issuer, the Issuer will rely on the exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) of the 1940 Act. The Issuer is structured so as not to constitute a “covered fund” as defined in the final regulation issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(l) Based on information currently available to, and in the reasonable belief of, the Seller, the Seller is not engaged (whether as defendant or otherwise) in, nor has the Seller knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Receivables.

(m) Except for the Underwriters, neither the Seller nor the Issuer has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Seller nor the Issuer is under any obligation to pay any broker’s fee or commission in connection with such sale.

(n) No Event of Default or Servicer Replacement Event or any event which after any applicable grace period or the giving of notice, or both, would constitute an Event of Default or Servicer Replacement Event, has occurred.

(o) Based on information currently available to, and in the reasonable belief of the Seller, the Seller is not engaged (whether as defendant or otherwise) in, nor has the Seller knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Noteholders (as defined below).

(p) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller of this Agreement and each Transaction Document to which it is a party shall have been paid or will be paid by the Seller at or before the Closing Date to the extent then due.

(q) As of the Closing Date, the representations and warranties of the Seller and the Issuer in the Transaction Documents to which it is a party will be true and correct in all material respects.

(r) The Seller was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.

(s) The Seller has complied with Rule 193 of the Act in all material respects in connection with the offering of the Notes. Neither the Seller nor the Bank has engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes, other than the Accounting Firm. The Seller obtained the Accountant’s Due Diligence Report, and neither the Bank nor the Seller has received any “third-party due diligence report” (as defined in Rule 15Ga-2) other than the Accountant’s Due Diligence Report.

(t) The Seller has (i) furnished to the Commission a Form ABS-15G (the “Form ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and has complied with all other requirements of Rule 15Ga-2, including by furnishing such Form ABS-15G to the Commission on EDGAR within the time period required by Rule 15Ga-2, (ii) provided a draft of the Form ABS-15G, not materially different from the Form ABS-15G furnished to the Commission, to counsel for the Underwriters and to the Representatives a reasonable period of time prior to the furnishing of such Form ABS-15G to the Commission as set forth in clause (i) and (iii) no portion of the Form ABS-15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

Section 4. Purchase, Sale and Issuance of Notes. Subject to the terms and conditions herein and in reliance upon the covenants, representations and warranties herein set forth, the Seller agrees to sell and deliver to the several Underwriters as hereinafter provided, and each Underwriter agrees upon the basis of the representations, warranties and covenants herein contained, severally and not jointly, to purchase the respective initial principal amount of the Notes set forth opposite such Underwriter’s name in Section 3 of the Terms Exhibit. The net purchase price for the Notes, expressed as a percentage of the initial principal amount of the applicable class of Notes, shall be as set forth in Section 4 of the Terms Exhibit. Payment for the Notes shall be made to the Seller or to its order by wire transfer of same day funds on the closing date specified in the Terms Exhibit, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Seller may agree upon in writing (the “Closing Date”). The underwriting discount to the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial principal amount of the applicable class of Notes sold to the Underwriters, shall be as set forth in Section 4 of the Terms Exhibit. Payment for the Notes shall be made against delivery to the Representatives, for the respective accounts of the several Underwriters of the Notes, registered in the name of Cede & Co., as nominee of The Depository Trust Company and in such denominations as the Representatives shall request in writing not later than two full Business Days before the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Seller. The Notes will be made available for inspection by the Underwriters in New York, New York not later than 1:00 p.m., New York City time, on the Business Day before the Closing Date, or such other date and time as the Representatives and the Seller may agree.

Section 5. Offering by Underwriters.

(a) The Seller and the Issuer authorize each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. Upon the authorization by the Representatives of the release of the Notes, each Underwriter will offer the Notes for sale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority, Inc. and other terms of sale hereunder and under such selling arrangements.

(b) Notwithstanding the foregoing, each Underwriter agrees, severally and not jointly, that it will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

(c) Notwithstanding the foregoing, each Underwriter agrees, severally and not jointly, that it will not offer or sell any Notes in any country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities laws of such country, territory or possession.

(d) Each Underwriter agrees, severally and not jointly, that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Depositor; and

(ii) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

(e) Each Underwriter severally, but not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK retail investor in the United Kingdom. For the purposes of this provision:

(i) the expression “UK retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the United Kingdom domestic law by virtue of the EUWA, and as amended; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) (the “Prospectus Regulation”) as it forms part of the United Kingdom domestic law by virtue of the EUWA, and as amended; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes.

(f) Each Underwriter severally, but not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EU retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “EU retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of the Prospectus Regulation; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes.

(g) If the Seller, the Bank or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Seller or such Underwriter may prepare corrective information, with notice to the other parties, and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i) adequate disclosure of the contractual arrangement;

(ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 9 hereof.

(h) Each Underwriter agrees, severally and not jointly, that on or prior to the Closing Date it has not and it will not provide any Rating Information (as defined below) to a Hired NRSRO or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from the Seller participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a Hired NRSRO, such Underwriter was and is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from the Seller or refer such Hired NRSRO to the Seller, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information provided for the purpose of determining the initial credit rating for the Issued Notes or undertaking credit rating surveillance on the Issued Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5).

(i) Each Underwriter severally and not jointly represents that it has not engaged and will not engage any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Issued Notes, it being understood that the Accounting Firm has been engaged by the Bank and the Seller for the purpose of providing the Accountant’s Due Diligence Report.

Section 6. Covenants. The Seller and the Bank, jointly and severally, covenant and agree with the several Underwriters that:

(a) The Seller will prepare a Prospectus setting forth the amount of Notes covered thereby and the terms thereof, the price at which the Notes are to be purchased by the Underwriters from the Seller, the initial public offering price at which the Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Seller deems appropriate in connection with the offering of the Notes, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Preliminary Prospectus or the Prospectus, without the Representatives’ prior written consent (which consent may be provided by electronic mail and shall not be unreasonably withheld or delayed); the Seller will immediately advise the Representatives and their counsel (i) when notice is received from the Commission that any post-

effective amendment to the Registration Statement has become or will become effective, (ii) when any supplement or amendment to the Preliminary Prospectus or the Prospectus has been filed and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or of any prevention or suspension of the use of the Preliminary Prospectus or the Prospectus, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller or the Issuer is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b) If, at any time when a Preliminary Prospectus or a Prospectus relating to the Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Preliminary Prospectus or the Prospectus to comply with the Act, the Seller will promptly prepare and (subject to review and no reasonable objection by the Representatives as described in Section 6(a) of this Agreement) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Representatives’ consent to any amendment shall not constitute a waiver of any of the conditions of Section 7 of this Agreement.

(c) The Seller will make (or will cause the Issuer to make) generally available to the holders of the Notes (the “Noteholders”) (the sole Noteholder being the applicable clearing agency in the case of Book-Entry Notes), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Notes; provided that this covenant may be satisfied by posting the monthly Servicer’s Report for the Issuer on a publicly available website or filing such Servicer’s Report with the Commission on a Form 10-D.

(d) Upon request, the Seller will furnish to the Representatives an electronic copy of each of the Registration Statement, the Preliminary Prospectus, the Prospectus and any other Disclosure Materials, and all amendments and supplements to such documents, in each case as soon as available.

(e) The Seller will assist the Underwriters in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and will continue to assist the Underwriters in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Issuer shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process or to file a general consent to service of process in any jurisdiction in which it is now not subject to service of process.

(f) The Seller and the Issuer have filed or will file the Preliminary Prospectus and the Prospectus, as applicable, properly completed, and any supplement thereto, pursuant to Rule 424(h) or Rule 424(b), as applicable, within the prescribed time period and have provided or will provide evidence satisfactory to the Representatives of such timely filing. If received in a timely manner in compliance with Section 16(b)(iii) of this Agreement, the Seller and the Issuer will file with the Commission any Underwriter Free Writing Prospectus (as defined below) to the extent such filing is required by Rule 433(d) of the Act.

(g) The Seller and the Issuer will cause the Indenture to be qualified pursuant to the Trust Indenture Act.

(h) The Bank will comply, and will cause each of its affiliates to comply, with the Credit Risk Retention Rules, as in effect from time to time, in connection with the Capital One Prime Auto Receivables Trust 2023-1 transaction. The Bank is and will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures and ensuring that any required post-closing disclosures are timely provided to investors by an appropriate method that does not require any involvement of the Underwriters.

Section 7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller and the Bank herein as of the date hereof and the Closing Date, to the accuracy of the representations and warranties of the Issuer contained in each Transaction Document to which it is a party as of the Closing Date, to the accuracy of the statements of the Seller and the Bank made pursuant to the provisions thereof, to the performance by the Seller and the Bank in all material respects of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received, with respect to the Seller, a certificate, dated the Closing Date, of an authorized officer of the Seller in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared and remains effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Seller’s business, except as set forth in or contemplated in the Preliminary Prospectus (references to the Preliminary Prospectus in this clause include any supplements thereto).

(b) The Representatives shall have received, with respect to the Bank, a certificate, dated the Closing Date, of an authorized officer of the Bank in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Bank has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, and (iii) since the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Seller’s auto loan business, except as set forth in or contemplated in the Preliminary Prospectus (references to the Preliminary Prospectus in this clause include any amendments and supplements thereto).

(c) The Representatives shall have received an opinion of Mayer Brown LLP, special counsel for the Seller and the Bank, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to certain corporate matters relating to the Bank and the Seller.

(d) The Representatives shall have received an opinion or opinions of Mayer Brown LLP, special counsel for the Issuer, the Seller and the Bank, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to: certain corporate matters, perfection matters, matters related to the creation of a security interest, securities law matters, 1940 Act matters, tax matters, enforceability matters and true sale and nonconsolidation matters.

Such counsel shall also provide a “negative assurance” letter, dated as of the Closing Date, covering the Registration Statement, the Preliminary Prospectus, the Ratings Issuer Free Writing Prospectus and the Prospectus in form and substance reasonably satisfactory to the Representatives and their counsel.

(e) The Representatives shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, a “negative assurance” letter, dated as of the Closing Date, covering the Registration Statement, the Preliminary Prospectus, the Ratings Issuer Free Writing Prospectus and the Prospectus in form and substance reasonably satisfactory to the Representatives; and the Bank and the Seller shall have furnished to such counsel such documents as they reasonably request in connection therewith.

(f) On or before at the Closing Date, (i) a nationally recognized independent accounting firm reasonably acceptable to the Representatives shall have furnished to the Representatives a letter or letters, dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus, in form and substance reasonably satisfactory to the Representatives and their counsel, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures with respect to the Issued Notes and the Receivables and (ii) the Accounting Firm shall have furnished to the Representatives the Accountant’s Due Diligence Report.

(g) The Representatives shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed (or have been sent for filing on the Closing Date or the next Business Day) with the appropriate UCC filing offices, reflecting the transfer of Receivables and other related property from the Bank to the Seller, the transfer of Receivables and other related property from the Seller to the Issuer and the pledge of the Receivables and other related property by the Issuer in favor of the Indenture Trustee.

(h) The Representatives shall have received an opinion of Chapman and Cutler LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.

(i) The Representatives shall have received evidence satisfactory to them that on or before the Closing Date, all applicable UCC termination statements relating to liens of creditors of the Seller, the Issuer or the Bank or any other person on the Receivables have been filed (or have been sent for filing on the Closing Date or the next Business Day) with the appropriate filing offices, and the Representatives shall have received on or before the Closing Date contractual releases or releases terminating liens of creditors of the Seller, the Issuer, the Bank or any other person on the Receivables.

(j) The Representatives shall have received an opinion of Morris James LLP, special Delaware counsel to the Seller, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to (i) certain matters under Delaware law with respect to the Seller and the authority of the Seller to file a voluntary bankruptcy petition and (ii) certain corporate matters with respect to the Seller.

(k) The Representatives shall have received an opinion of Morris James LLP, counsel to the Owner Trustee and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.

(l) The Ratings Issuer Free Writing Prospectus shall have been filed with the Commission, and the Representatives shall have received evidence of ratings letters that are reasonably satisfactory to the Representatives from each Hired NRSRO and that assign ratings to the Notes at least equal to the ratings specified in the Ratings Issuer Free Writing Prospectus.

(m) The Representatives shall have received such information, certificates and documents as the Representatives and their counsel may reasonably request.

(n) All actions required to be taken and all filings required to be made by the Seller or the Issuer under the Act before the Closing Date for the Notes shall have been duly taken or made; and before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Issuer, threatened by the Commission.

(o) The Representatives shall have received an opinion of in-house counsel to the Asset Representations Reviewer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.

(p) The Issuer shall have executed and delivered to DTC a standard “Letter of Representations” sufficient to cause DTC to qualify each class of Notes for inclusion in DTC’s book-entry registration and transfer system, and each class of Notes shall have been approved by DTC for inclusion on its book-entry registration and transfer system.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all their obligations hereunder may be canceled at, or at any time before, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer, the Bank and the Seller in writing or by telephone or telecopy confirmed in writing.

Section 8. Expenses.

(a) Except as expressly set forth in this Agreement, the Seller and the Bank, jointly and severally, will pay all expenses incidental to the performance of their obligations under this Agreement and will reimburse each Underwriter for any expenses reasonably incurred by it in connection with qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate (including reasonable fees and disbursements of their counsel) and the printing of memoranda relating thereto, for any fees charged by credit rating agencies for the rating of the Notes and for expenses incurred in preparing and distributing electronic copies of any Disclosure Materials and the Road Show (including any amendments and supplements thereto) to the Underwriters; provided, however, that each Underwriter will pay all of its own costs and expenses in connection with obtaining one or more printed copies of the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplement to such documents from the applicable financial printer (which may include the printing facilities of such Underwriter). Except as specifically provided in this Section 8 and in Section 9 of this Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied or because of any refusal, inability or failure on the part of the Seller or the Bank to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter or because of any breach of a representation or warranty herein on the part of the Seller or the Bank, the Seller or the Bank, as applicable, will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes.

Section 9. Indemnification and Contribution.

(a) The Seller and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors, agents and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Time of Sale Information, the Prospectus or any amendment or supplement thereto or any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement (a “Furnished Form ABS-15G”), any data provided by the Seller, the Bank, the Issuer or any of their affiliates to any Underwriter in order to prepare the Intex CDI File, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by each Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller and the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability which the Seller or the Bank may otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and the Bank and each person, if any, who controls the Seller or the Bank within the meaning of the Act or the Exchange Act and the respective officers, directors, agents and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or the Bank may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer, the Seller and the Bank by such Underwriter through the Representatives specifically for use therein and (ii) with regard to any investor with whom an Underwriter enters into a Contract of Sale for the Notes prior to the filing of the final Prospectus, the failure upon the part of such Underwriter to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to such investor at or prior to the time of the contract of sale for such Notes; provided, however, that to the extent such Preliminary Prospectus or Prospectus, as the case may be, has been amended or supplemented, such indemnity shall not inure to the benefit of the Seller or the Bank unless such amendment or supplement shall have been delivered to such Underwriter in a reasonable period of time prior to the time of such contract of sale. Each Underwriter will reimburse any legal or other expenses reasonably incurred by the Seller or the Bank, as applicable, in connection with investigating or defending any of the losses, claims, damages, or liabilities (or actions in respect thereof) for which it has agreed to indemnify the Seller or the Bank, as applicable, in accordance with the foregoing. The Seller and the Bank agree with each Underwriter that the only written information furnished to the Issuer, the Seller and the Bank by the Underwriters specifically for use in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or the Ratings Issuer Free Writing Prospectus is the information relating to the Underwriters and the underwriting of the Notes in the second sentence of the fourth paragraph and the sixth paragraph (except for the information relating to the Depositor in the last sentence thereof) under the heading “Underwriting” in the Preliminary Prospectus or the Prospectus (“Underwriter Information”). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and the Bank and each person, if any, who controls the Seller or the Bank within the meaning of the Act or the Exchange Act and the respective officers, directors, agents and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or the Bank may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Issuer, the Seller or the Seller in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Underwriter will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission in any Underwriter Free Writing Prospectus (i) made in reliance upon and in conformity with any written information furnished to the related Underwriter by the Seller or the Bank expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission therein) in the Time of Sale Information, the Prospectus or the Issuer Information which information was not corrected by information subsequently provided by the Seller or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a), (b) or (c) of this Section 9, notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9, except to the extent that it has been materially prejudiced by such failure and, provided further, that the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a), (b) or (c) of this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the appointment of satisfactory counsel, including local counsel if applicable, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that (i) there exists actual or potential conflicting interests between the indemnifying party and the indemnified parties, or (ii) there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, including local counsel if applicable, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party, subject to the approval of the indemnifying party (such approval not to be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under this Section 9, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 9, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Bank on the one hand and the relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller and the Bank on the one hand and the relevant Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and the Bank on the one hand and the relevant Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer or the Seller bear to the total underwriting discounts and commissions received by the relevant Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Seller or the Bank or by any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this clause (e). Notwithstanding the provisions of this clause (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with such Notes underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Underwriter under this Section 9(e) shall be several and not joint.

(f) The obligations of the indemnifying party under this Section 9 shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnified party within the meaning of the Act.

Section 10. Survival of Representations and Obligations. The respective agreements, representations, warranties and other statements made by the Seller or the Bank or their respective officers, including any such agreements, representations, warranties and other statements relating to the Issuer, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Seller or the Bank or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 8 and Section 9 of this Agreement shall survive the termination or cancellation of this Agreement and will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Seller or the Bank or any of their respective officers or directors or any controlling person.

Section 11. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if to the Representatives or the Underwriters, will be mailed or delivered to the address for the Representatives set forth on the first page hereof, and (a) if to the Seller, will be mailed or delivered to Capital One Auto Receivables, LLC, 1600 Capital One Drive, Room 27907B, McLean, Virginia 22102, Attention: Assistant Vice President, with a copy to Capital One, National Association, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Senior Director, Associate General Counsel, Corporate Capital Markets or (b) if to the Bank, will be mailed or delivered to Capital One, National Association, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Managing Vice President, Treasury Capital Markets, with a copy to Capital One, National Association, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Senior Director, Associate General Counsel, Corporate Capital Markets.

Section 12. Applicable Law and Consent to Jurisdiction; Entire Agreement.

(a) This Agreement will be governed by and construed in accordance with the law of the State of New York. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

(b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS

AGREEMENT AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

(c) Each party to this Agreement hereby irrevocably and unconditionally waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement or any matter arising hereunder or thereunder.

Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 9 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

Section 14. Waivers; Headings. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 15. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the Closing Date shall be terminable by the Representatives by written notice delivered to the Seller and the Bank if at any time on or before the Closing Date (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in New York or Virginia shall have been declared by any of Federal or New York state authorities, (c) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Representatives’ reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Estate taken as a whole or (ii) the business or properties of the Issuer, the Seller or the Bank occurs, which, in the Representatives’ reasonable judgment, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Seller and the Bank under Section 8 and Section 9 of this Agreement and the liability of each Underwriter under Section 16 of this Agreement) be released and discharged from their respective obligations under this Agreement.

Section 16. Offering Communications.

(a) Other than the Preliminary Prospectus, the Prospectus and the Ratings Issuer Free Writing Prospectus, each Underwriter severally represents, warrants and agrees with the Seller and the Bank that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Seller and the Bank; provided, however, each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (i) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus or the Ratings Issuer Free Writing Prospectus previously filed with the Commission (each, an “Intex CDI file”), (ii) any materials included in one or more investor “road shows” (as defined in Rule 433 under the Act) relating to the Notes (each, a “Road Show”) authorized or approved by the Seller or the Bank, (iii) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, (iv) information relating to the class, size, rating, CUSIPs, coupon, yield, benchmark, spread, closing date, legal maturity, weighted average life, expected final payment date and trade date of the Notes and (v) a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, (iv) (each such written communication identified in clauses (iii) – (v), an “Underwriter Free Writing Prospectus”); provided, that no such Underwriter Free Writing Prospectus would be required to be filed with the Commission. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) - (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(b) Each Underwriter severally represents, warrants and agrees with the Seller, the Issuer and the Seller that:

(i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were (i) made in reliance upon and in conformity with any written information furnished to the related Underwriter by the Seller or the Bank expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission therein) in any Time of Sale Information or the Prospectus, which information was not corrected by information subsequently provided by the Seller or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and

(iii) each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Seller and the Bank no later than the Business Day prior to the required filing date.

(c) Each Underwriter severally represents and agrees that (a) it has not entered, and will not enter, into any contract of sale for the Notes (subject to the proviso to clause (ii) below) until at least the later of (i) three business days after the Preliminary Prospectus has been initially filed by the Seller with the Commission (as determined by reference to the “Filing Date” according to the “Filing Detail” webpage for the Seller related to such filing, as made available on the Commission’s website) and (ii) 48 hours after any supplement to the Preliminary Prospectus that reflects a material change from the information contained in the Preliminary Prospectus has been filed by the Seller with the Commission (as determined by reference to the time such filing was “Accepted” according to the “Filing Detail” webpage for the Seller related to such filing, as made available on the Commission’s website); provided, however, that in the case of any such contract of sale entered into before the filing of a supplement as referred to in this clause (ii), it will not consummate such transaction without entering into a new contract of sale in accordance with this clause (ii); (b) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (c) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, (A) convey to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Seller), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus and (B) comply with Rule 173 of the Act, including, but not limited to (I) by delivering to each investor to whom Notes are sold by it no later than two Business Days following the completion of such sale (i.e., the date of settlement), a copy of the final Prospectus or a notice to the effect that such sale was made pursuant to the Registration Statement and (II) if only a notice has been sent pursuant to the foregoing clause (I), by delivering to any investor to whom Notes are sold by it, upon request of such investor, a copy of the final Prospectus.

Section 17. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transaction contemplated hereby, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

Section 18. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Section 3 of the Terms Exhibit bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Section 3 of Terms Exhibit, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability (except the liability of the Seller and the Bank under Section 8(a) hereof) to any nondefaulting Underwriter, the Seller or the Bank. In the event of a default by any Underwriter as set forth in this Section 18, the Closing Date shall be postponed for such period, as is mutually agreeable to the Seller, the Bank and the Representatives (with all parties hereto agreeing that time is of the essence), in order that the required changes in the Registration Statement and the Prospectus (and any supplements thereto) or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller, the Bank and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 19. Arm’s Length Business Transactions. The Seller and the Bank acknowledge and agree that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Seller and the Bank, on the one hand, and each of the Underwriters, on the other, (ii) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Seller and the Bank and the Seller and the Bank hereby expressly disclaim any fiduciary relationship with respect thereto, and (iii) none of the Underwriters has assumed an advisory responsibility in favor of the Seller or the Bank with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Seller or the Bank on other matters) or any other obligation to the Seller or the Bank except the obligations expressly set forth in this Agreement.

Section 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 21. Counterparts and Electronic Signature. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument. Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.

If you are in agreement with the foregoing, please sign a counterpart hereof and return it to the Seller, whereupon this letter and your acceptance shall become a binding agreement among the Seller, the Bank and the Underwriters.

Very truly yours,

CAPITAL ONE AUTO RECEIVABLES, LLC,
as Seller

By:	/s/ Eric Bauder
Name: Eric Bauder
Title: Assistant Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as Bank

By:	/s/ Franco Harris
Name: Franco Harris
Title: Managing Vice President, Treasury Capital Markets

Capital One Prime Auto Receivables Trust 2023-1

Underwriting Agreement

S-1

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC,

as Underwriter and as a Representative of

the Underwriters referred to in the foregoing Agreement

By:	/s/ Ernest Au
Name: Ernest Au
Title: Executive Director

BOFA SECURITIES, INC.,

as Underwriter and as a Representative of the

Underwriters referred to in the foregoing Agreement

By:	/s/ Lauren Burke Kohr
Name: Lauren Burke Kohr
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.,

as Underwriter and as a Representative of the

Underwriters referred to in the foregoing Agreement

By:	/s/ Casey Furillo
Name: Casey Furillo
Title: Director

Capital One Prime Auto Receivables Trust 2023-1

Underwriting Agreement

S-2

EXHIBIT A

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2023-1

ASSET BACKED NOTES

TERMS EXHIBIT

Dated: February 13, 2023

To:	CAPITAL ONE, NATIONAL ASSOCIATION

CAPITAL ONE AUTO RECEIVABLES, LLC

Re:	Underwriting Agreement, dated February 13, 2023

1. Terms of the Notes

Class	Initial Note Balance(1)	Underwritten Amount	Interest Rate	Final Scheduled Payment Date
A-1	$234,000,000	$222,300,000	4.900%	March 15, 2024
A-2	$508,100,000	$482,690,000	5.20%	May 15, 2026
A-3	$475,000,000	$451,250,000	4.87%	February 15, 2028
A-4	$98,700,000	$93,760,000	4.76%	August 15, 2028

(1)

The excess of the Initial Note Balance over the Underwritten Amount for each class of the Issued Notes will be retained by the Bank or one or more majority-owned affiliates of the Bank to satisfy the obligations imposed on the sponsor under the Credit Risk Retention Rules.

2. Underwriters

The Underwriters named below are the “Underwriters” for the purpose of this Underwriting Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Academy Securities, Inc., Capital One Securities, Inc., CastleOak Securities, L.P. and Siebert Williams Shank & Co., LLC.

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3. Underwriting

Underwriting Liability	Class A-1	Class A-2	Class A-3	Class A-4
J.P. Morgan Securities LLC	$88,918,000	$193,076,000	$180,500,000	$37,504,000
BofA Securities, Inc.	$55,575,000	$120,673,000	$112,813,000	$23,440,000
Citigroup Global Markets Inc.	$55,575,000	$120,673,000	$112,813,000	$23,440,000
Academy Securities, Inc.	$5,558,000	$12,067,000	$11,281,000	$2,344,000
Capital One Securities, Inc.	$5,558,000	$12,067,000	$11,281,000	$2,344,000
CastleOak Securities, L.P.	$5,558,000	$12,067,000	$11,281,000	$2,344,000
Siebert Williams Shank & Co., LLC	$5,558,000	$12,067,000	$11,281,000	$2,344,000

4. Purchase Price, Discounts and Concessions

	Class A-1	Class A-2	Class A-3	Class A-4
Gross Purchase Price	$222,300,000.00	$482,684,497.33	$451,163,360.00	$93,755,405.76
Underwriting Discount	$222,300.00	$917,111.00	$1,037,875.00	$281,280.00
Net Purchase Price	$222,077,700.00	$481,767,386.33	$450,125,485.00	$93,474,125.76
Maximum Dealer Selling Concessions	0.060%	0.114%	0.138%	0.180%
Maximum Dealer Reallowance Discounts	0.030%	0.057%	0.069%	0.090%

5. Time of Sale

2:10 p.m. (Eastern Time) (U.S.) on February 13, 2023 (the time the first Contract of Sale was entered into as designated by the Underwriters).

6. Closing Date

Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Seller and the Bank hereby agree that the Closing Date shall be February 23, 2023, on or about 11:00 a.m., New York City time.

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